Exhibit 99.1

PerkinElmer Announces Financial Results for Fourth Quarter and Full Year 2015

  Fourth quarter 2015 GAAP revenue of $608.1 million; Constant currency adjusted revenue growth of 5%; Organic revenue growth of 3%
  Fourth quarter 2015 GAAP earnings per share from continuing operations of $0.61; Adjusted earnings per share of $0.86 representing 11% constant currency adjusted earnings per share growth
  Strong fourth quarter 2015 operating cash flow from continuing operations of $125.7 million, up 30%
  Full year 2015 GAAP revenues of $2.26 billion; Constant currency adjusted revenue growth of 7%; Organic revenue growth of 4%
  Full year GAAP earnings per share from continuing operations of $1.88; Adjusted earnings per share of $2.55 representing full year constant currency adjusted earnings per share growth of 13%

WALTHAM, Mass.--(BUSINESS WIRE)--February 4, 2016--PerkinElmer, Inc. (NYSE: PKI), a global leader focused on improving the health and safety of people and the environment, today reported financial results for the fourth quarter and full year ended January 3, 2016.

Fourth Quarter 2015

The Company reported GAAP earnings per share from continuing operations of $0.61 versus $0.28 in the comparable prior period of 2014. Revenue was $608.1 million versus $608.4 million in the comparable prior period of 2014. GAAP operating income from continuing operations was $84.7 million versus $30.6 million in the comparable prior period of 2014.

Adjusted earnings per share of $0.86, representing constant currency adjusted earnings per share growth of 11%, as compared to $0.85 in the comparable prior period in 2014. Adjusted earnings per share was negatively impacted by $0.08 of foreign currency headwinds versus the comparable prior period representing an incremental $0.02 per share versus prior guidance. Adjusted revenue was $608.3 million versus $608.6 million in the comparable prior period of 2014 negatively impacted by foreign currency headwinds of $32 million, $5 million more than expected in our prior guidance. Adjusted operating income was $126.0 million negatively impacted by approximately $11 million of foreign currency headwinds versus $130.6 million in the comparable prior period of 2014.

Full Year 2015

The Company reported GAAP earnings per share from continuing operations of $1.88, compared to $1.42 in 2014. GAAP operating income from continuing operations was $286.1 million as compared to $210.7 million in 2014.

Adjusted earnings per share of $2.55, representing 13% constant currency adjusted earnings per share growth, as compared to $2.47 in 2014. Negative foreign exchange rates impacted full year adjusted earnings per share by approximately $0.25 as compared to 2014. Adjusted revenue was $2.26 billion, representing 7% constant currency adjusted revenue growth as compared to $2.24 billion in 2014, negatively impacted by approximately $142 million of foreign currency headwinds. Adjusted operating income was $400.4 million, as compared to $394.6 million in 2014.

Adjustments for the Company's non-GAAP financial measures have been noted in the attached reconciliations. Certain of these non-GAAP financial measures are presented on a ‘constant currency’ basis, so that financial results can be viewed without the effects of fluctuations in foreign currency exchange rates, allowing for a period-to-period comparison of underlying business performance.

“I am very pleased with our financial results for the year, as we delivered strong performance for our shareholders while supporting our customers with award winning innovations and differentiated solutions for their unique needs,” said Robert Friel, chairman and chief executive officer of PerkinElmer. “We are well positioned heading into 2016 and will look to build on our core strengths while offering world class products and services for our customers.”

Cash Flow

For the fourth quarter of 2015, operating cash flow from continuing operations was $125.7 million, a strong 30% increase as compared to $96.6 million in the comparable prior period of 2014. For the full year, operating cash flow from continuing operations was $287.6 million which includes $20.0 million in voluntary pension payments as compared to $282.3 million in 2014.

Financial Overview by Reporting Segment for the Fourth Quarter and Full Year of 2015

Human Health

  Fourth quarter 2015 revenue of $365.5 million, as compared to $374.7 million for the fourth quarter of 2014. Fourth quarter 2015 revenue declined 2% and organic revenue increased 2%. Full year 2015 revenue of $1,376.6 million, as compared to $1,384.2 million in 2014. Full year 2015 revenue declined 1% and organic revenue increased 4%.
  Fourth quarter 2015 operating income of $72.2 million, as compared to $83.7 million for the fourth quarter of 2014. Full year 2015 operating income of $251.7 million, as compared to operating income of $233.7 million for 2014.
  Fourth quarter 2015 adjusted operating income of $91.3 million, as compared to $101.4 million in the fourth quarter of 2014. Fourth quarter 2015 adjusted operating profit margin was 25.0% as a percentage of adjusted revenue, as compared to 27.0% in the fourth quarter of 2014. Full year 2015 adjusted operating income of $319.9 million, as compared to adjusted operating income of $315.3 million for 2014. Full year 2015 adjusted operating profit margin was 23.2% as a percentage of adjusted revenue, as compared to 22.7% in 2014.

Environmental Health

  Fourth quarter 2015 revenue of $242.6 million, as compared to $233.7 million for the fourth quarter of 2014. Fourth quarter 2015 revenue increased 4% and organic revenue increased 5%. Full year 2015 revenue of $885.7 million, as compared to $853.0 million in 2014.
  Fourth quarter 2015 operating income of $35.9 million, as compared to operating income of $29.9 million for the fourth quarter of 2014. Full year 2015 operating income of $89.5 million, as compared to operating income of $95.6 million for 2014.
  Fourth quarter 2015 adjusted operating income of $46.8 million, as compared to $37.5 million in the fourth quarter of 2014. Fourth quarter 2015 adjusted operating profit margin was 19.3% as a percentage of revenue, as compared to 16.0% in the fourth quarter of 2014. Full year 2015 adjusted operating income of $123.2 million, as compared to adjusted operating income of $116.5 million for 2014. Full year 2015 adjusted operating profit margin was 13.9% as a percentage of revenue, as compared to 13.7% in 2014.

Financial Guidance – Full Year 2016

For the full year 2016, the Company forecasts GAAP earnings per share from continuing operations in the range of $2.21 to $2.31 and on a non-GAAP basis, which is expected to include the adjustments noted in the attached reconciliation, adjusted earnings per share of $2.65 to $2.75.

Conference Call Information

The Company will discuss its fourth quarter and full year 2015 results and its outlook for business trends in a conference call on February 4, 2016 at 5:00 p.m. Eastern Time. To access the call, please dial (541) 797-2422 prior to the scheduled conference call time and provide the access code 12028033.

A live audio webcast of the call will be available on the Investors section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems; (18) our ability to obtain future financing; (19) restrictions in our credit agreements; (20) our ability to realize the full value of our intangible assets; (21) significant fluctuations in our stock price; (22) reduction or elimination of dividends on our common stock; and (23) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on improving the health and safety of people and the environment. The Company reported revenue of approximately $2.3 billion in 2015, has about 8,000 employees serving customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	January 3, 2016	December 28, 2014	January 3, 2016	December 28, 2014

Revenue	$608,116	$608,390	$2,262,359	$2,237,219

Cost of revenue	326,105	330,788	1,237,859	1,232,611
Selling, general and administrative expenses	158,505	216,648	598,848	659,335
Research and development expenses	30,030	30,966	125,928	121,141
Restructuring and contract termination charges, net	8,752	(579)	13,590	13,390

Operating income from continuing operations	84,724	30,567	286,134	210,742

Interest income	(185)	(292)	(673)	(667)
Interest expense	9,433	9,063	37,997	36,270
Other expense, net	663	1,149	4,795	5,536

Income from continuing operations, before income taxes	74,813	20,647	244,015	169,603

Provision for (benefit from) income taxes	6,329	(10,667)	31,327	8,437

Income from continuing operations	68,484	31,314	212,688	161,166

Loss from discontinued operations, before income taxes	(9)	(754)	(3)	(4,959)
(Loss) gain on disposition of discontinued operations, before income taxes	(2)	121	(28)	(260)
Provision for (benefit from) income taxes on discontinued operations and dispositions	219	(106)	232	(1,831)

Loss from discontinued operations and dispositions	(230)	(527)	(263)	(3,388)

Net income	$68,254	$30,787	$212,425	$157,778

Diluted earnings per share:
Income from continuing operations	$0.61	$0.28	$1.88	$1.42

Loss from discontinued operations and dispositions	(0.00)	(0.00)	(0.00)	(0.03)

Net income	$0.61	$0.27	$1.87	$1.39

Weighted average diluted shares of common stock outstanding	112,563	113,448	113,315	113,739

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	$0.61	$0.28	$1.88	$1.42
Amortization of intangible assets, net of income taxes	0.12	0.11	0.46	0.47
Purchase accounting adjustments, net of income taxes	0.00	0.01	0.05	0.01
Significant litigation matters, net of income taxes	0.00	(0.00)	0.00	0.03
Acquisition-related costs, net of income taxes	0.00	0.03	0.00	0.03
Significant environmental charges, net of income taxes	-	(0.01)	-	(0.01)
Mark to market on postretirement benefits, net of income taxes	0.07	0.43	0.07	0.43
Restructuring and contract termination charges, net of income taxes	0.05	0.01	0.08	0.09
Adjusted EPS	$0.86	$0.85	$2.55	$2.47

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Twelve Months Ended
(In thousands, except percentages)		January 3, 2016	December 28, 2014	January 3, 2016	December 28, 2014

Human Health	Reported revenue	$365,467	$374,698	$1,376,644	$1,384,223
	Purchase accounting adjustments	169	227	797	2,916
	Adjusted revenue	365,636	374,925	1,377,441	1,387,139

	Reported operating income from continued operations	72,183	83,710	251,743	233,689
	OP%	19.8%	22.3%	18.3%	16.9%
	Amortization of intangible assets	15,827	18,508	61,868	73,218
	Purchase accounting adjustments	199	(929)	919	1,108
	Acquisition-related costs	120	7	403	94
	Significant litigation matters	812	-	812	-
	Restructuring and contract termination charges, net	2,156	84	4,160	7,224
	Adjusted operating income	91,297	101,380	319,905	315,333
	Adjusted OP%	25.0%	27.0%	23.2%	22.7%

Environmental Health	Reported revenue	242,649	233,692	885,715	852,996

	Reported operating income from continued operations	35,938	29,880	89,544	95,605
	OP%	14.8%	12.8%	10.1%	11.2%
	Amortization of intangible assets	4,190	3,014	16,689	10,154
	Purchase accounting adjustments	-	2,425	7,275	1,595
	Acquisition-related costs	72	2,836	307	2,965
	Restructuring and contract termination charges, net	6,596	(663)	9,430	6,166
	Adjusted operating income	46,796	37,492	123,245	116,485
	Adjusted OP%	19.3%	16.0%	13.9%	13.7%

Corporate	Reported operating loss	(23,397)	(83,023)	(55,153)	(118,552)
	Significant litigation matters	-	-	-	6,645
	Significant environmental charges	-	(1,191)	-	(1,191)
	Mark to market on postretirement benefits	11,342	75,973	12,408	75,919
	Adjusted operating loss	(12,055)	(8,241)	(42,745)	(37,179)

Continuing Operations	Reported revenue	$608,116	$608,390	$2,262,359	$2,237,219
	Purchase accounting adjustments	169	227	797	2,916
	Adjusted revenue	608,285	608,617	2,263,156	2,240,135

	Reported operating income from continued operations	84,724	30,567	286,134	210,742
	OP%	13.9%	5.0%	12.6%	9.4%
	Amortization of intangible assets	20,017	21,522	78,557	83,372
	Purchase accounting adjustments	199	1,496	8,194	2,703
	Acquisition-related costs	192	2,843	710	3,059
	Significant litigation matters	812	-	812	6,645
	Significant environmental charges	-	(1,191)	-	(1,191)
	Mark to market on postretirement benefits	11,342	75,973	12,408	75,919
	Restructuring and contract termination charges, net	8,752	(579)	13,590	13,390
	Adjusted operating income	$126,038	$130,631	$400,405	$394,639
	Adjusted OP%	20.7%	21.5%	17.7%	17.6%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	January 3, 2016	December 28, 2014

Current assets:
Cash and cash equivalents	$237,932	$174,821
Accounts receivable, net	439,015	470,563
Inventories	288,028	285,457
Other current assets	68,186	137,710
Total current assets	1,033,161	1,068,551

Property, plant and equipment:
At cost	494,956	492,814
Accumulated depreciation	(327,927)	(316,620)
Property, plant and equipment, net	167,029	176,194
Marketable securities and investments	1,586	1,568
Intangible assets, net	490,811	490,265
Goodwill	2,279,189	2,284,077
Other assets, net	167,397	106,921
Total assets	$4,139,173	$4,127,576

Current liabilities:
Current portion of long-term debt	$1,123	$1,075
Accounts payable	152,726	173,953
Short-term accrued restructuring and contract termination charges	17,090	17,124
Accrued expenses and other current liabilities	388,446	403,021
Current liabilities of discontinued operations	2,100	2,137
Total current liabilities	561,485	597,310

Long-term debt	1,011,762	1,045,393
Long-term liabilities	455,485	442,771
Total liabilities	2,028,732	2,085,474

Total stockholders' equity	2,110,441	2,042,102
Total liabilities and stockholders' equity	$4,139,173	$4,127,576

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
	January 3, 2016	December 28, 2014	January 3, 2016	December 28, 2014
(In thousands)

Operating activities:
Net income	$68,254	$30,787	$212,425	$157,778
Loss from discontinued operations and dispositions, net of income taxes	230	527	263	3,388
Income from continuing operations	68,484	31,314	212,688	161,166
Adjustments to reconcile income from continuing operations
to net cash provided by continuing operations:
Stock-based compensation	5,236	2,695	17,719	14,464
Restructuring and contract termination charges, net	8,752	(579)	13,590	13,390
Amortization of deferred debt issuance costs and accretion of discounts	384	363	1,496	1,434
Depreciation and amortization	28,250	29,903	112,007	116,736
Losses on disposition	-	108	-	108
Amortization of acquired inventory revaluation	-	2,425	7,275	2,425
Pension and other postretirement expenses	9,420	77,669	9,420	77,669
Excess tax benefit from exercise of common stock options	(2,435)	-	(2,435)	-
Changes in operating assets and liabilities which provided (used) cash, excluding effects from companies purchased and divested:
Accounts receivable, net	(29,601)	(43,830)	6,760	(16,989)
Inventories	22,124	3,894	(28,700)	(24,642)
Accounts payable	3,834	12,112	(16,082)	8,103
Accrued expenses and other	11,204	(19,463)	(46,157)	(71,596)
Net cash provided by operating activities of continuing operations	125,652	96,611	287,581	282,268
Net cash used in operating activities of discontinued operations	(413)	(47)	(483)	(671)
Net cash provided by operating activities	125,239	96,564	287,098	281,597

Investing activities:
Capital expenditures	(11,818)	(6,858)	(29,632)	(29,072)
Proceeds from dispositions of property, plant and equipment, net	-	2,531	-	2,531
Proceeds from surrender of life insurance policies	-	-	757	490
Changes in restricted cash balances	-	-	59	-
Activity related to acquisitions and investments, net of cash and cash equivalents acquired	(53,305)	(269,598)	(72,040)	(271,477)
Net cash used in investing activities of continuing operations	(65,123)	(273,925)	(100,856)	(297,528)
Net cash provided by investing activities of discontinued operations	-	1,844	-	1,631
Net cash used in investing activities	(65,123)	(272,081)	(100,856)	(295,897)

Financing Activities:
Payments on revolving credit facility	(114,000)	(51,000)	(485,000)	(356,000)
Proceeds from revolving credit facility	104,000	248,000	451,000	475,000
Payments of debt issuance costs	-	-	-	(1,845)
Settlement of hedges	(504)	-	18,706	-
Net payments on other credit facilities	(272)	(11,450)	(1,072)	(12,675)
Payments for acquisition-related contingent consideration	(77)	-	(103)	(855)
Excess tax benefit from exercise of common stock options	2,435	-	2,435	-
Proceeds from issuance of common stock under stock plans	1,824	3,508	14,905	24,455
Purchases of common stock	(281)	(26,525)	(76,439)	(65,529)
Dividends paid	(7,834)	(7,907)	(31,571)	(31,620)
Net cash (used in) provided by financing activities	(14,709)	154,626	(107,139)	30,931

Effect of exchange rate changes on cash and cash equivalents	(2,541)	(7,971)	(15,992)	(15,052)

Net increase (decrease) in cash and cash equivalents	42,866	(28,862)	63,111	1,579
Cash and cash equivalents at beginning of period	195,066	203,683	174,821	173,242
Cash and cash equivalents at end of period	$237,932	$174,821	$237,932	$174,821

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	January 3, 2016		December 28, 2014

Adjusted revenue:
Revenue	$608.1		$608.4
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$608.3		$608.6

Adjusted gross margin:
Gross margin	$282.0	46.4%	$277.6	45.6%
Amortization of intangible assets	11.2	1.8%	12.3	2.0%
Purchase accounting adjustments	0.2	0.0%	2.7	0.4%
Mark to market on postretirement benefits	1.0	0.2%	8.5	1.4%
Adjusted gross margin	$294.4	48.4%	$301.0	49.5%

Adjusted SG&A:
SG&A	$158.5	26.1%	$216.6	35.6%
Amortization of intangible assets	(8.7)	-1.4%	(9.1)	-1.5%
Purchase accounting adjustments	(0.0)	0.0%	1.2	0.2%
Acquisition-related costs	(0.2)	0.0%	(2.8)	-0.5%
Significant litigation matters	(0.8)	-0.1%	-	0.0%
Significant environmental charges	-	0.0%	1.2	0.2%
Mark to market on postretirement benefits	(10.2)	-1.7%	(67.1)	-11.0%
Adjusted SG&A	$138.6	22.8%	$140.0	23.0%

Adjusted R&D:
R&D	$30.0	4.9%	$31.0	5.1%
Amortization of intangible assets	(0.1)	0.0%	(0.1)	0.0%
Mark to market on post-retirement benefits	(0.1)	0.0%	(0.4)	-0.1%
Adjusted R&D	$29.8	4.9%	$30.4	5.0%

Adjusted operating income:
Operating income	$84.7	13.9%	$30.6	5.0%
Amortization of intangible assets	20.0	3.3%	21.5	3.5%
Purchase accounting adjustments	0.2	0.0%	1.5	0.2%
Acquisition-related costs	0.2	0.0%	2.8	0.5%
Significant litigation matters	0.8	0.1%	-	0.0%
Significant environmental charges	-	0.0%	(1.2)	-0.2%
Mark to market on postretirement benefits	11.3	1.9%	76.0	12.5%
Restructuring and contract termination charges, net	8.8	1.4%	(0.6)	-0.1%
Adjusted operating income	$126.0	20.7%	$130.6	21.5%

	PKI
	Three Months Ended
	January 3, 2016		December 28, 2014

Adjusted EPS:
GAAP EPS	$0.61		$0.27
Discontinued operations, net of income taxes	(0.00)		(0.00)
GAAP EPS from continuing operations	0.61		0.28
Amortization of intangible assets, net of income taxes	0.12		0.11
Purchase accounting adjustments, net of income taxes	0.00		0.01
Significant litigation matters, net of income taxes	0.00		(0.00)
Acquisition-related costs, net of income taxes	0.00		0.03
Significant environmental charges, net of income taxes	-		(0.01)
Mark to market on postretirement benefits, net of income taxes	0.07		0.43
Restructuring and contract termination charges, net of income taxes	0.05		0.01
Adjusted EPS	$0.86		$0.85

	PKI
	Three Months Ended
	January 3, 2016		December 28, 2014
Impact of tax expense related to non-GAAP adjustments on adjusted EPS:
Amortization of intangible assets	(0.05)		(0.08)
Purchase accounting adjustments	(0.00)		0.00
Significant litigation matters	(0.00)		(0.00)
Acquisition-related costs	(0.00)		(0.01)
Significant environmental charges	-		0.00
Mark to market on postretirement benefits	(0.03)		(0.24)
Restructuring and contract termination charges	(0.03)		0.01
Impact of tax (expense) benefit related to non-GAAP adjustments on adjusted EPS	$(0.12)		$(0.31)

	PKI
	Three Months Ended
	January 3, 2016		December 28, 2014

Constant currency adjusted EPS:
GAAP EPS	$0.61		$0.27
Discontinued operations, net of income taxes	(0.00)		(0.00)
GAAP EPS from continuing operations	0.61		0.28
Amortization of intangible assets, net of income taxes	0.12		0.11
Purchase accounting adjustments, net of income taxes	0.00		0.01
Significant litigation matters, net of income taxes	0.00		(0.00)
Acquisition-related costs, net of income taxes	0.00		0.03
Significant environmental charges, net of income taxes	-		(0.01)
Mark to market on postretirement benefits, net of income taxes	0.07		0.43
Restructuring and contract termination charges, net of income taxes	0.05		0.01
Effect of currency changes from prior year period	0.08		-
Constant currency adjusted EPS	$0.94		$0.85

	PKI
	Three Months Ended
	January 3, 2016		December 28, 2014
Tax Expense related to non-GAAP adjustments on constant currency adjusted EPS:
Amortization of intangible assets	(0.05)		(0.08)
Purchase accounting adjustments	(0.00)		0.00
Significant litigation matters	(0.00)		(0.00)
Acquisition-related costs	(0.00)		(0.01)
Significant environmental charges	-		0.00
Mark to market on postretirement benefits	(0.03)		(0.24)
Restructuring and contract termination charges	(0.03)		0.01
Effect of currency changes from prior year period	(0.02)		-
Impact of tax (expense) benefit related to non-GAAP adjustments on constant currency adjusted EPS	$(0.14)		$(0.31)

	Human Health
	Three Months Ended
	January 3, 2016		December 28, 2014

Adjusted revenue:
Revenue	$365.5		$374.7
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$365.6		$374.9

Adjusted operating income:
Operating income	$72.2	19.8%	$83.7	22.3%
Amortization of intangible assets	15.8	4.3%	18.5	4.9%
Purchase accounting adjustments	0.2	0.1%	(0.9)	-0.2%
Acquisition-related costs	0.1	0.0%	0.0	0.0%
Significant litigation matters	0.8	0.2%	-	0.0%
Restructuring and contract termination charges, net	2.2	0.6%	0.1	0.0%
Adjusted operating income	$91.3	25.0%	$101.4	27.0%

	Environmental Health
	Three Months Ended
	January 3, 2016		December 28, 2014

Revenue:
Revenue	$242.6		$233.7

Adjusted operating income:
Operating income	$35.9	14.8%	$29.9	12.8%
Amortization of intangible assets	4.2	1.7%	3.0	1.3%
Purchase accounting adjustments	-	0.0%	2.4	1.0%
Acquisition-related costs	0.1	0.0%	2.8	1.2%
Restructuring and contract termination charges, net	6.6	2.7%	(0.7)	-0.3%
Adjusted operating income	$46.8	19.3%	$37.5	16.0%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Twelve Months Ended
	January 3, 2016		December 28, 2014

Adjusted revenue:
Revenue	$2,262.4		$2,237.2
Purchase accounting adjustments	0.8		2.9
Adjusted revenue	$2,263.2		$2,240.1

Adjusted gross margin:
Gross margin	$1,024.5	45.3%	$1,004.6	44.9%
Amortization of intangible assets	43.5	1.9%	49.7	2.2%
Purchase accounting adjustments	8.1	0.4%	5.4	0.2%
Mark to market on postretirement benefits	1.2	0.1%	8.4	0.4%
Adjusted gross margin	$1,077.3	47.6%	$1,068.1	47.7%

Adjusted SG&A:
SG&A	$598.8	26.5%	$659.3	29.5%
Amortization of intangible assets	(34.6)	-1.5%	(33.1)	-1.5%
Purchase accounting adjustments	(0.1)	0.0%	2.7	0.1%
Acquisition-related costs	(0.7)	0.0%	(3.1)	-0.1%
Significant litigation matters	(0.8)	0.0%	(6.6)	-0.3%
Significant environmental charges	-	0.0%	1.2	0.1%
Mark to market on postretirement benefits	(11.1)	-0.5%	(67.1)	-3.0%
Adjusted SG&A	$551.6	24.4%	$553.4	24.7%

Adjusted R&D:
R&D	$125.9	5.6%	$121.1	5.4%
Amortization of intangible assets	(0.5)	0.0%	(0.6)	0.0%
Mark to market on postretirement benefits	(0.1)	0.0%	(0.4)	0.0%
Adjusted R&D	$125.3	5.5%	$120.1	5.4%

Adjusted operating income:
Operating income	$286.1	12.6%	$210.7	9.4%
Amortization of intangible assets	78.6	3.5%	83.4	3.7%
Purchase accounting adjustments	8.2	0.4%	2.7	0.1%
Acquisition-related costs	0.7	0.0%	3.1	0.1%
Significant litigation matters	0.8	0.0%	6.6	0.3%
Significant environmental charges	-	0.0%	(1.2)	-0.1%
Mark to market on postretirement benefits	12.4	0.5%	75.9	3.4%
Restructuring and contract termination charges, net	13.6	0.6%	13.4	0.6%
Adjusted operating income	$400.4	17.7%	$394.6	17.6%

	PKI
	Twelve Months Ended
	January 3, 2016		December 28, 2014

Adjusted EPS:
GAAP EPS	$1.87		$1.39
Discontinued operations, net of income taxes	(0.00)		(0.03)
GAAP EPS from continuing operations	1.88		1.42
Amortization of intangible assets, net of income taxes	0.46		0.47
Purchase accounting adjustments, net of income taxes	0.05		0.01
Significant litigation matters, net of income taxes	0.00		0.03
Acquisition-related costs, net of income taxes	0.00		0.03
Significant environmental charges, net of income taxes	-		(0.01)
Mark to market on postretirement benefits, net of income taxes	0.07		0.43
Restructuring and contract termination charges, net of income taxes	0.08		0.09
Adjusted EPS	$2.55		$2.47

	PKI
	Twelve Months Ended
	January 3, 2016		December 28, 2014
Impact of tax Expense related to non-GAAP adjustments on adjusted EPS:
Amortization of intangible assets	(0.23)		(0.27)
Purchase accounting adjustments	(0.00)		-
Significant litigation matters	(0.00)		(0.02)
Acquisition-related costs	(0.02)		(0.01)
Significant environmental charges	-		0.00
Mark to market on postretirement benefits	(0.04)		(0.24)
Restructuring and contract termination charges	(0.04)		(0.02)
Impact of tax (expense) benefit related to non-GAAP adjustments on adjusted EPS	$(0.33)		$(0.56)

	PKI
	Twelve Months Ended
	January 3, 2016		December 28, 2014

Constant currency adjusted EPS:
GAAP EPS	$1.87		$1.39
Discontinued operations, net of income taxes	(0.00)		(0.03)
GAAP EPS from continuing operations	1.88		1.42
Amortization of intangible assets, net of income taxes	0.46		0.47
Purchase accounting adjustments, net of income taxes	0.05		0.01
Significant litigation matters, net of income taxes	0.00		0.03
Acquisition-related costs, net of income taxes	0.00		0.03
Significant environmental charges, net of income taxes	-		(0.01)
Mark to market on postretirement benefits, net of income taxes	0.07		0.43
Restructuring and contract termination charges, net of income taxes	0.08		0.09
Effect of currency changes from prior year period	0.25		-
Constant currency adjusted EPS	$2.80		$2.47

	PKI
	Twelve Months Ended
	January 3, 2016		December 28, 2014
Tax Expense related to non-GAAP adjustments on constant currency adjusted EPS:
Amortization of intangible assets	(0.23)		(0.27)
Purchase accounting adjustments	(0.00)		-
Significant litigation matters	(0.00)		(0.02)
Acquisition-related costs	(0.02)		(0.01)
Significant environmental charges	-		0.00
Mark to market on postretirement benefits	(0.04)		(0.24)
Restructuring and contract termination charges	(0.04)		(0.02)
Effect of currency changes from prior year period	(0.06)		-
Impact of tax (expense) benefit related to non-GAAP adjustments on constant currency adjusted EPS	$(0.33)		$(0.56)

	PKI
			Twelve Months Ended
			January 1, 2017
			Projected
Adjusted EPS:
EPS from continuing operations			$2.21 - 2.31
Amortization of intangible assets, net of income taxes			0.43
Purchase accounting adjustments, net of income taxes			0.01
Adjusted EPS			$2.65 - 2.75

	Human Health
	Twelve Months Ended
	January 3, 2016		December 28, 2014

Adjusted revenue:
Revenue	$1,376.6		$1,384.2
Purchase accounting adjustments	0.8		2.9
Adjusted revenue	$1,377.4		$1,387.1

Adjusted operating income:
Operating income	$251.7	18.3%	$233.7	16.9%
Amortization of intangible assets	61.9	4.5%	73.2	5.3%
Purchase accounting adjustments	0.9	0.1%	1.1	0.1%
Acquisition-related costs	0.4	0.0%	0.1	0.0%
Restructuring and contract termination charges, net	4.2	0.3%	7.2	0.5%
Adjusted operating income	$319.9	23.2%	$315.3	22.7%

	Environmental Health
	Twelve Months Ended
	January 3, 2016		December 28, 2014

Revenue:
Revenue	$885.7		$853.0

Adjusted operating income:
Operating income	$89.5	10.1%	$95.6	11.2%
Amortization of intangible assets	16.7	1.9%	10.2	1.2%
Purchase accounting adjustments	7.3	0.8%	1.6	0.2%
Acquisition-related costs	0.3	0.0%	3.0	0.3%
Restructuring and contract termination charges, net	9.4	1.1%	6.2	0.7%
Adjusted operating income	$123.2	13.9%	$116.5	13.7%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

PKI
Three Months Ended
January 3, 2016
Organic revenue growth:
Reported revenue growth	0%
Less: effect of foreign exchange rates	-5%
Less: effect of acquisitions including purchase accounting adjustments	2%
Organic revenue growth	3%

Human Health
Three Months Ended
January 3, 2016
Organic revenue growth:
Reported revenue growth	-2%
Less: effect of foreign exchange rates	-4%
Less: effect of acquisitions including purchase accounting adjustments	0%
Organic revenue growth	2%

Environmental Health
Three Months Ended
January 3, 2016
Organic revenue growth:
Reported revenue growth	4%
Less: effect of foreign exchange rates	-7%
Less: effect of acquisitions including purchase accounting adjustments	5%
Organic revenue growth	5%

PKI
Three Months Ended
January 3, 2016
Constant currency revenue growth:
Reported revenue growth	0%
Less: effect of foreign exchange rates	-5%
Constant currency revenue growth	5%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

PKI
Twelve Months Ended
January 3, 2016
Organic revenue growth:
Reported revenue growth	1%
Less: effect of foreign exchange rates	-6%
Less: effect of acquisitions including purchase accounting adjustments	3%
Organic revenue growth	4%

Human Health
Twelve Months Ended
January 3, 2016
Organic revenue growth:
Reported revenue growth	-1%
Less: effect of foreign exchange rates	-5%
Less: effect of acquisitions including purchase accounting adjustments	0%
Organic revenue growth	4%

Environmental Health
Twelve Months Ended
January 3, 2016
Organic revenue growth:
Reported revenue growth	4%
Less: effect of foreign exchange rates	-8%
Less: effect of acquisitions including purchase accounting adjustments	8%
Organic revenue growth	4%

PKI
Twelve Months Ended
January 3, 2016
Constant currency growth:
Reported revenue growth	1%
Less: effect of foreign exchange rates	-6%
Constant currency revenue growth	7%

(1) Amounts may not sum due to rounding.

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We use the term “adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year.

We use the term “constant currency adjusted revenue” to refer to GAAP revenue recalculated using the currency exchange rates for the corresponding period in the prior year, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “constant currency adjusted revenue growth” to refer to the measure of comparing current period constant currency adjusted revenue with the corresponding period of the prior year.

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency translation and acquisitions, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year.

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue.

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition-related expenses, significant litigation matters and significant environmental charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue.

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue.

We use the term “adjusted operating income,” to refer to GAAP operating income, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition-related costs, significant litigation matters, significant environmental charges, and restructuring and contract termination charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue.

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, other purchase accounting adjustments, acquisition-related costs, significant litigation matters, significant environmental charges, and restructuring and contract termination charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We also adjust for any tax impact related to the above items.

We use the term “constant currency adjusted earnings per share,” or “constant currency adjusted EPS,” to refer to GAAP earnings per share recalculated using the currency exchange rates for the corresponding period in the prior year, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, other purchase accounting adjustments, acquisition-related costs, significant litigation matters, significant environmental charges, and restructuring and contract termination charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We also adjust for any tax impact related to the above items.

Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:

  Amortization of intangible assets— purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
  Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules—accounting rules require us to account for the fair values of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
  Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
  Acquisition-related expenses—we incur legal, due diligence, and other costs related to acquisitions. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Restructuring and contract termination charges—restructuring and contract termination expenses consist of employee severance and other exit costs as well as the cost of terminating certain lease agreements or contracts. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
  Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
  Significant litigation matters—we incurred expenses related to significant litigation matters. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Significant environmental charges—we incurred expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Impact of foreign currency changes on the current period—we exclude the impact of foreign currency from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, significant litigation matters, significant environmental charges, adjustments for mark-to-market accounting on post-retirement benefits, restructuring and contract termination charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above are also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

CONTACT:
Investor Relations:
PerkinElmer, Inc.
Tommy J. Thomas, CPA, 781-663-5889
tommy.thomas@perkinelmer.com
or
Media Contact:
PerkinElmer, Inc.
Fara Goldberg, 781-663-5699
fara.goldberg@perkinelmer.com